ALMADEN MINERALS LTD.

(the “Company”)

AUDIT COMMITTEE CHARTER

Purpose

To assist the Board of Directors of the Company (the “Board”) in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control over financial reporting, the audit process, and the company’s process for monitoring compliance with laws and regulations and this code of conduct (the “Charter”).

This Charter is created in order to define the Committee's objectives, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give Committee members, management and external auditors a clear understanding of their respective roles. The Committee and the Board will review and assess the adequacy of this Charter annually.

Rules and Regulations

The Committee and its members are governed by the relevant laws, regulations and rules respecting audit committees to which the Company is subject, as promulgated by federal, state or provincial governments, the Securities and Exchange Commission, the Canadian Securities Commissions and Administrators and any other regulatory body or exchange or organised marketplace (collectively, “Regulatory Bodies”).

Authority

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility.  It is empowered to:

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With the consent of the Board, retain outside counsel, accountants or others to advise the Committee or assist in the conduct of an investigation.

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Seek any information it requires from employees-all of whom are directed to cooperate with the Committee’s requests-or external parties.

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Meet with Company officers, external auditors or outside counsel, as necessary.

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The Committee is responsible for recommending to the Board the compensation of the external auditors.

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Subject to the requirements of the Business Corporations Act (British Columbia), the Board maintains the ultimate authority to submit proposals to the shareholders of the Company for the appointment or removal of the external auditors and the determination of such external auditors’ compensation.

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Approval of non-audit services by the Auditors

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The Committee approves or pre-approves all non-audit services (as defined in the Sarbanes-Oxley Act of 2002, Multilateral Instrument 52-110 and any other applicable audit committee rules, regulations and policies) rendered by the external auditors of the Company for the benefit of the Company or any of its subsidiaries. The Committee may establish policies and procedures for the pre-approval of non-audit services in accordance with applicable audit committee rules.

Composition

The Committee will consist of at least two and no more than four members of the Board.  The Board will appoint committee members and the committee chair.

Each Committee member be both independent and financially literate, as defined by applicable regulation and the Board.  At least one member shall have expertise in financial reporting.

Meetings

The Committee will meet at least once a year, with authority to convene additional meetings, as circumstances require.  All Committee members are expected to attend each meeting, in person or via tele- or video-conference.  The Committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary.  It will hold private meetings with auditors (see below) and executive sessions.  Minutes will be prepared.

Responsibilities

The Committee will carry out the following responsibilities.

Financial Statements

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Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements.

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Review with management and the auditors the results of the audit, including any difficulties encountered.

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Review the annual financial statements, and consider whether they are complete, consistent with information known to Committee members, and reflect appropriate accounting principles.

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Review other sections of the annual report before release and consider the accuracy and completeness of the information.

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Review with management and the auditors all matters required to be communicated to the Board under generally accepted auditing standards.

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Understand how management develops interim financial information, and the nature and extent of auditor involvement.

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Review interim financial reports with management before filing with regulators, and consider whether they are complete and consistent with the information known to Committee members.

Internal Control

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Consider the effectiveness of the Company’s internal control over annual and interim financial reporting, including information technology security and control.

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Understand the scope of auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

Audit

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Review the auditors’ proposed audit scope and approach, significant accounting policies, audit conclusions regarding significant accounting estimates/reserves and proposed fee arrangements for ongoing and special projects.

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Review the performance of the auditors, and exercise final approval on the appointment or discharge of the auditors.

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Review and confirm the independence of the auditors by obtaining statements from the auditors on relationships between the auditors and the Company, including non-audit services, and discussing the relationships with the auditors.

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On a regular basis, meet separately with the auditors to discuss any matters that the Committee or auditors believe should be discussed privately.

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The Committee is responsible for overseeing the work of any external auditors engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Corporation, including the resolution of disagreements between management and external auditors regarding financial reporting.

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The Committee will review with management and the external auditors the Company's compliance with laws and regulations having to do with accounting and financial matters.

Compliance

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Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of non-compliance.

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Review the findings of any examinations by regulatory agencies, and any auditor observations.

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Review the process for communicating the code of conduct to Company personnel, and for monitoring compliance therewith.

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Obtain regular updates from management and Company legal counsel regarding compliance matters.

Reporting Responsibilities

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Regularly report to the Board about Committee activities, issues and related recommendations.

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Provide and open avenue of communication between the auditors and the Board.

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Review any other reports the company issues that relate to Committee responsibilities.

Other Responsibilities

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The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

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Perform other activities related to this charter as requested by the Board.

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Institute and oversee special investigations as needed.

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Review and assess the adequacy of the Committee charter annually, requesting Board approval for proposed changes.

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Confirm annually that all responsibilities outlined in this charter have been carried out.

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Evaluate the Committee’s and individual members’ performance on a regular basis.

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The Committee approves all services to be rendered by the Board or by related entities to such directors (related party transactions).